Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No 333-289639) and Form S-8 (Nos 333-204308, 333-211298, 333-231781, 333-238627, 333-258297, 333-266379, 333-288610) of Intellicheck, Inc., of our report dated March 19, 2026, with respect to the financial statements of Intellicheck, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Forvis Mazars, LLP

Tysons, Virginia
March 19, 2026